UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Meritor, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[The following communication was sent to employees of Meritor, Inc. via email on February 22, 2022.]

Employee Email

Meritor Team,

I have important news to share about the future of our company. Moments ago, we issued a press release (attached) announcing that Meritor has reached an agreement to be acquired by Cummins.

After nearly 22 years with Meritor, I have developed a deep appreciation for your talent and commitment to excellence. Through a rich and long-standing history, we have pioneered incredible innovations – from modern day axles and brakes to electric powertrains. We should be proud of what we have built and confident that this next chapter will be about accelerating our strategy with the resources and support of a larger company like Cummins.

Cummins is a global leader in the design, manufacture, distribution and service of a broad portfolio of power solutions. Their products range from diesel, natural gas, electric and hybrid powertrains to powertrain-related components. Like Meritor, Cummins has strong brand recognition, a 100-year history and leading positions in many of the markets it serves. Based on our discussions with Cummins, it is clear they have tremendous respect for our team and that we have compatible cultures and values, particularly regarding our emphasis on safety and quality.

Becoming part of Cummins provides a unique opportunity to better serve and innovate for our customers. We have complementary portfolios and Cummins greatly values our on-highway offerings for internal combustion and electrified powertrain application. This transaction creates a leader in commercial vehicle drivetrain with enhanced capabilities in technology and the ability to accelerate investment in product development and EV adoption. Our offerings will play an important and significant role as commercial vehicles transform to become electric and autonomous.

Keep in mind that today’s announcement is an early step in this process, and there are many decisions yet to be made. Until the transaction closes, which we expect to occur this calendar year, we will continue operating as separate companies with a clear focus on meeting our commitments to each other, our customers and all other stakeholders.

We understand that you are likely eager to know if and how this will affect you, and we are committed to keeping you updated as appropriate when there is important information to share. While this transaction will provide enhanced opportunities for most employees, Cummins expects there will be some synergies and will communicate this openly and transparently with relevant employees and stakeholders when that time arises.

I hope you will join me later for a call to talk more about this next chapter in our history. We have also provided an FAQ to help answer some of your immediate questions.

Consistent with company policy, please forward any external inquiries from the media or investment community regarding this transaction to Krista Sohm at krista.sohm@meritor.com or (248) 435-7115 and Todd Chirillo at todd.chirillo@meritor.com or (248) 435-1571.

Thank you for your ongoing commitment and dedication.

Best,
Chris

Employee Email

Cautionary Language Regarding Forward-Looking Statements

This communication contains statements relating to future results of the company (including certain outlooks, projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the duration and severity of the COVID-19 pandemic and its effects on public health, the global economy, and financial markets, as well as Meritor’s industries, customers, operations, workforce, supply chains, distribution systems and demand for its products; reliance on major OEM customers and possible negative outcomes from contract negotiations with major customers, including failure to negotiate acceptable terms in contract renewal negotiations and the ability to obtain new customers; the outcome of actual and potential product liability, warranty and recall claims; the ability to successfully manage rapidly changing volumes in the commercial truck markets and work with customers to manage demand expectations in view of rapid changes in production levels; global economic and market cycles and conditions; availability and sharply rising costs of raw materials, including steel, transportation and labor, and the ability to manage or recover such costs; technological changes in Meritor’s industry as a result of the trends toward electrified drivetrains and the integration of advanced electronics and the impact on the demand for products and services; the ability to manage possible adverse effects on European markets or European operations, or financing arrangements related thereto in the event one or more countries exit the European monetary union; risks inherent in operating abroad (including foreign currency exchange rates, restrictive government actions regarding trade, implications of foreign regulations relating to pensions and potential disruption of production and supply due to terrorist attacks or acts of aggression); risks related to joint ventures; the ability to achieve the expected benefits of strategic initiatives and restructuring actions; the demand for commercial and specialty vehicles for which products are supplied; whether liquidity will be affected by declining vehicle production in the future; OEM program delays; demand for and market acceptance of new and existing products; successful development and launch of new products; labor relations of the respective companies, suppliers and customers, including potential disruptions in supply of parts to facilities or demand for products due to work stoppages; the financial condition of suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by suppliers; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of Meritor’s debt; the ability to continue to comply with covenants in Meritor’s financing agreements; Meritor’s ability to access capital markets; credit ratings of Meritor’s debt; the outcome of existing and any future legal proceedings, including any proceedings or related liabilities with respect to environmental, asbestos-related, or other matters; rising costs of pension benefits; possible changes in accounting rules; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement between the parties to the proposed transaction; the failure to obtain the approval of Meritor’s shareholders, the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; risks related to disruption of management’s attention from ongoing business operations due to the transaction; the effect of the announcement of the transaction on the ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Meritor does business, or on operating results and business generally; the ability to meet expectations regarding the timing and completion of the transaction; and the other risks listed from time to time in Meritor’s filings with the SEC and other substantial costs, risks and uncertainties, including but not limited to those detailed in Meritor’s Annual Report on Form 10-K for the year ended October 3, 2021 and from time to time in other filings of Meritor with the SEC. These forward-looking statements are made only as of the date hereof, and Meritor does not undertake any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Employee Email

Additional Information About the Merger and Where to Find It

This communication relates to the proposed transaction involving Meritor and Cummins. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed transaction, Meritor will file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Meritor may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF MERITOR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting Meritor’s investor relations website, https://investors.meritor.com/.

Participants in the Solicitation

Meritor and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Meritor’s common stock in respect of the proposed transaction. Information about the directors and executive officers of Meritor and their ownership of Meritor’s common stock is set forth in the definitive proxy statement for Meritor’s 2022 Annual Meeting of Shareholders, which was filed with the SEC on December 17, 2021, or its Annual Report on Form 10-K for the year ended October 3, 2021, and in other documents filed by Meritor with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.